EXHIBIT 10.1

                   CREDIT AGREEMENT BETWEEN SEAENA, INC. AND
                       NORTH FORK BANK DATED JUNE 2, 2006




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                                CREDIT AGREEMENT

                            Dated as of June 2, 2006


                                     between


                                  SEAENA, INC.,
                                  as Borrower,


                                       and


                                 NORTH FORK BANK
                                    as Lender

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                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS AND TERMS; INTERPRETATION................................1
   1.1    Definitions..........................................................1
   1.2    Accounting Terms....................................................13
   1.3    UCC Terms...........................................................14
   1.4    Rules of Interpretation.............................................14
ARTICLE II AMOUNT AND TERMS OF LINE OF CREDIT AND TERM LOAN...................14
   2.1    Line of Credit......................................................14
   2.2    Procedure for Credit Line Loan Borrowing............................15
   2.3    Term Loan...........................................................15
   2.4    Term Loan Repayment.................................................15
   2.5    Optional Prepayment.................................................16
   2.6    Conversion and Continuation Options.................................16
   2.7    Limitations on Interest Periods.....................................16
   2.8    Interest Rates and Payment Dates....................................16
   2.9    Computation of Interest and Fees....................................17
   2.10   Inability to Determine Interest Rate................................17
   2.11   Payments............................................................17
   2.12   Requirements of Law.................................................18
   2.13   Taxes...............................................................18
   2.14   Indemnity...........................................................20
   2.15   Interest Rate Limitation............................................20
ARTICLE III CONDITIONS PRECEDENT..............................................20
   3.1    Conditions of Loans.................................................20
   3.2    Conditions to All Loans.............................................21
ARTICLE IV REPRESENTATIONS AND WARRANTIES.....................................22
   4.1    Financial Statements; No Adverse Change.............................22
   4.2    Existence; Compliance with Law......................................22
   4.3    Authority...........................................................23
   4.4    Binding Effect......................................................23
   4.5    No Legal Bar........................................................23
   4.6    No Material Litigation..............................................23
   4.7    No Default..........................................................23
   4.8    No Burdensome Restrictions..........................................23
   4.9    Taxes...............................................................24
   4.10   Title to Properties; Priority of Liens..............................24
   4.11   Leases..............................................................24
   4.12   Solvency............................................................24
   4.13   Labor Matters.......................................................24
   4.14   Erisa Matters.......................................................24
   4.15   Environmental Matters...............................................25
   4.16   Trade Relations.....................................................25
   4.17   Trade Names, Etc....................................................26
   4.18   Capital Structure...................................................26
   4.19   Surety Obligations..................................................26


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   4.20   Business Locations; Agent for Process...............................26
   4.21   Intellectual Property...............................................26
   4.22   Federal Regulations.................................................26
   4.23   Governmental Consents...............................................26
   4.24   Use of Proceeds.....................................................27
   4.25   Accuracy and Completeness of Information............................27
ARTICLE V AFFIRMATIVE COVENANTS...............................................27
   5.1    Maintenance of Existence; Compliance................................27
   5.2    Financial and Other Information and Compliance Certificates.........27
   5.3    Litigation and Other Notices........................................29
   5.4    Insurance; Payment of Premiums......................................30
   5.5    Preservation of Properties, Compliance with Law and Obligations.....31
   5.6    Taxes...............................................................31
   5.7    Access to Properties and Inspections................................31
   5.8    Further Assurances..................................................31
   5.9    Trade Names.........................................................31
   5.10   Landlord and Storage Agreements.....................................31
   5.11   Environmental Laws..................................................31
   5.12   Margin Regulations..................................................32
   5.13   Internal Control Events.............................................32
   5.14   Operating Accounts..................................................32
   5.15   Pledged Assets......................................................32
ARTICLE VI FINANCIAL COVENANTS................................................33
   6.1    Minimum Consolidated Tangible Net Worth.............................33
   6.2    Maximum Consolidated Leverage Ratio.................................33
   6.3    Minimum  Consolidated Interest Coverage Ratio.......................33
   6.4    Net Loss............................................................34
ARTICLE VII NEGATIVE COVENANTS................................................34
   7.1    Indebtedness........................................................34
   7.2    Mergers; Consolidations; Acquisitions; Structural Changes...........34
   7.3    Loans...............................................................34
   7.4    Liens...............................................................34
   7.5    Contingent Liabilities..............................................35
   7.6    Restricted Payments.................................................35
   7.7    Sales of Receivables; Sale - Leasebacks.............................35
   7.8    Capital Expenditures................................................35
   7.9    Alter Business......................................................35
   7.10   Transactions With Affiliates........................................35
   7.11   Fiscal Year.........................................................36
   7.12   Subordinated Debt...................................................36
   7.13   Disposition of Assets...............................................36
   7.14   Restricted Investment...............................................36
   7.15   Swap Agreements.....................................................36
   7.16   Negative Pledge Clauses.............................................36
   7.17   Clauses Restricting Subsidiary Distributions........................36
   7.18   Subsidiaries........................................................36


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ARTICLE VIII EVENTS OF DEFAULT................................................37
   8.1    Events of Default...................................................37
   8.2    Acceleration........................................................39
   8.3    Remedies............................................................39
   8.4    Appointment of Attorney-in-fact.....................................40
   8.5    Limitation on Duty of Lender with Respect to Collateral.............40
   8.6    Application of Proceeds.............................................40
   8.7    License of Intellectual Property....................................41
ARTICLE IX MISCELLANEOUS......................................................41
   9.1    Set Off.............................................................41
   9.2    Assignment and Participations.......................................41
   9.3    Notices.............................................................42
   9.4    Survival of Representations and Warranties..........................42
   9.5    Remedies Cumulative; No Waiver......................................43
   9.6    Indemnity; Payment of Expenses and Taxes............................43
   9.7    Termination.........................................................44
   9.8    Binding Effect......................................................44
   9.9    Amendments..........................................................44
   9.10   Acknowledgements....................................................44
   9.11   Headings............................................................44
   9.12   Consents, etc. to be in Writing.....................................45
   9.13   Severability........................................................45
   9.14   Entire Agreement....................................................45
   9.15   Execution in Counterparts...........................................45
   9.16   Lender's Consent....................................................45
   9.17   Construction........................................................45
   9.18   USA PATRIOT Act.....................................................45
   9.19   Governing Law.......................................................46
   9.20   Submission to Jurisdiction; Waivers.................................46
   9.21   WAIVER OF JURY TRIAL................................................46

                                CREDIT AGREEMENT

         CREDIT AGREEMENT (this "AGREEMENT"), dated June 2, 2006, between SEAENA, INC., a Nevada corporation ("BORROWER"), and NORTH FORK BANK, a New York banking corporation ("LENDER").

                                    RECITALS

         Borrower has requested that Lender provide credit facilities for the purposes hereinafter set forth.

         Lender has agreed to make the requested credit facilities available to Borrower on the terms and conditions hereinafter set forth.

         The parties hereto hereby agree as follows:

                 ARTICLE I DEFINITIONS AND TERMS; INTERPRETATION

         1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  "ABR":  the Prime Rate PLUS 1.0%.

                  "ABR LOANS": Credit Line Loans, or portions of the Term Loan, the rate of interest applicable to which is based upon the ABR.

                  "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "CONTROL" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGREEMENT":  as defined in the preamble hereto.

                  "AMORTIZATION DATE": as defined in Section 2.4.

                  "AUDITED FINANCIAL STATEMENTS": the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 2005 and the related consolidated statements of operations, comprehensive loss, stockholders' deficit and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto.

                  "AVAILABILITY PERIOD": the period from and including the Closing Date to, but not including, the date that is one year from the Closing Date; provided that the Availability Period shall in no event extend beyond the Termination Date.

                  "BASE LIBOR RATE": with respect to any LIBOR Rate Loan for any Interest Period, the rate per annum appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by Lender from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, three Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to


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such Interest Period (or if not so reported, then as determined by Lender from another recognized source or interbank quotation).

                  "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "BORROWER": as defined in the preamble hereto.

                  "BORROWER MEMBERSHIP INTEREST PLEDGE AGREEMENT": the Membership Interest Pledge Agreement to be executed and delivered by Borrower on the closing date.

                  "BORROWER SECURITY AGREEMENT": the Borrower Security Agreement to be executed and delivered by Borrower on the Closing Date.

                  "BORROWER STOCK PLEDGE AGREEMENT": the Stock Pledge Agreement to be executed and delivered by Borrower on the closing date.

                  "BORROWING DATE": any Business Day specified by Borrower as a date on which Borrower requests Lender to make a Loan hereunder.

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, PROVIDED, that with respect to notices and determinations in connection with, and payments of principal and interest on, LIBOR Rate Loans, such day is also a day for trading in London by and between banks in deposits in the relevant currency.

                  "CAPITAL EXPENDITURES": for any period, the aggregate of all expenditures by any Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a balance sheet of such Person.

                  "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL STOCK": with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

                  "CHANGE OF CONTROL": an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its



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subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than U.C. Laser, Inc., Kevin Ryan, any spouse of any Kevin Ryan, any lineal descendants and trusts for the exclusive benefit of Kevin Ryan or any entity controlled by Kevin Ryan, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Voting Shares on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period,
(ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board (excluding, in the case of both clause (ii) and clause
(iii), any individual whose initial nomination for, or assumption of office as, a member of that board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                  (c) any Person or two or more Persons (other than those permitted to beneficially own a controlling percentage of equity securities pursuant to subsection (a) above) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower (other than pursuant to an employment arrangement), or control over the Voting Shares on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of the Voting Shares.

                  "CLOSING DATE": the date on which the conditions precedent set forth in Section 3.1 have been satisfied, which date is June __, 2006.

                  "CODE":  the Internal Revenue Code of 1986.

                  "COLLATERAL": all Property and interests in Property that now or hereafter secures the payment and performance of any of the Obligations.

                  "COLLATERAL INFORMATION CERTIFICATE": the Collateral Information Certificate to be executed and delivered by Borrower on the Closing Date.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with Borrower within the meaning of
Section 4001 of ERISA or is part of a group that includes Borrower and that is treated as a single employer under Section 414 of the Code.

                  "CONSOLIDATED EBIT": for any period, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period PLUS (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period,
(ii) the provision for Federal, state, local and foreign income taxes payable by Borrower and its Subsidiaries for such period, and (iii) other non-recurring expenses of Borrower and its Subsidiaries


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reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and MINUS (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of Borrower and its Subsidiaries for such period and
(ii) all non-cash items increasing Consolidated Net Income for such period.

                  "CONSOLIDATED EBITDA": for any period, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period PLUS (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period,
(ii) the provision for Federal, state, local and foreign income taxes payable by Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense and (iv) other non-recurring expenses of Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and MINUS (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of Borrower and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.

                  "CONSOLIDATED INTEREST COVERAGE RATIO": for any period, the ratio of (a) the Consolidated EBIT for such period to (b) the Consolidated Interest Expense for such period.

                  "CONSOLIDATED INTEREST EXPENSE": for any period, for Borrower and its Subsidiaries on a consolidated basis, all interest and all amortization of debt discount and expense (including commitment fees, letter of credit fees, balance deficiency fees and similar expense) on all Indebtedness of Borrower and the Subsidiaries on a consolidated basis (including outstanding letters of credit), paid or required to be paid during such period, all as determined in accordance with GAAP.

                  "CONSOLIDATED LEVERAGE RATIO": as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

                  "CONSOLIDATED NET INCOME": for any period, for Borrower and its Subsidiaries on a consolidated basis, the net income of Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

                  "CONSOLIDATED NET LOSS": for any period, the Consolidated Net Income for that period is less than zero.

                  "CONSOLIDATED TANGIBLE NET WORTH": as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the Stockholders' Equity on that date minus the Intangible Assets of Borrower and its Subsidiaries on that date.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONTROL AGREEMENTS": the Control Agreements to be executed and delivered by the Securities Intermediary and each Individual Guarantor on the Closing Date.

                  "CREDIT LINE LOANS": Loans made pursuant to the terms of
Section 2.1.

                  "DEFAULT": any of the events specified in Article VIII, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.


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                  "DISPOSITION": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

                  "DOLLARS" and "$": dollars in lawful currency of the United States.

                  "DOMESTIC SUBSIDIARY": any direct or indirect Subsidiary of Borrower (other than a direct or indirect Subsidiary of a Foreign Subsidiary) which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" and "ERISA AFFILIATES: shall respectively mean any one or more of any: (a) Subsidiary of any Borrower; and (b) other trade, business, Person or Persons that together with any Borrower would be deemed to be a single employer within the meaning of Section 4001 of ERISA.

                  "EVENT OF DEFAULT": any of the events specified in Article VIII, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "FACILITY": collectively, the Line of Credit Facility and the Term Loan Facility.

                  "FOREIGN SUBSIDIARY": any direct or indirect Subsidiary of Borrower which is not is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "FUNDED INDEBTEDNESS": at a particular date of determination, all Indebtedness of a Person that (i) has a stated maturity of more than one year from the date of determination, or (ii) is extendable or renewable at the option of such Person (if such option is immediately and unconditionally exercisable by such Person on the date of determination) to a date which is more than one year from the date of determination, as determined in accordance with GAAP applied on a consistent basis.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Article VI, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent reviewed financial statements referred to in Section 4.1. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Borrower and Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower and Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "ACCOUNTING CHANGES" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the



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Financial Accounting Standards Board of the American Institute of Certified
Public Accountants or, if applicable, the SEC.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

                  "GUARANTORS": the collective reference to the Individual Guarantors and the Subsidiaries.

                  "GUARANTY AGREEMENTS": the collective reference to the Subsidiary Guaranty and the Individual Guaranty.

                  "GUARANTY JOINDER AGREEMENT": each Guaranty Joinder Agreement, substantially in the form thereof attached to the Subsidiary Guaranty, executed and delivered by a Subsidiary to Lender pursuant to Section 7.18.

                  "HAZARDOUS MATERIALS": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables, advance payments from customers and deferred revenue, in each case as incurred, received or deferred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d)


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all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements,
(g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of
Section 8.1(g) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "INDIVIDUAL GUARANTY AGREEMENT": each Individual Guaranty to be executed and delivered by each Individual Guarantor on the Closing Date.

                  "INDIVIDUAL GUARANTOR PLEDGE AGREEMENT": each Individual Guarantor Pledge Agreement to be executed and delivered by each Individual Guarantor on the Closing Date.

                  "INDIVIDUAL GUARANTORS": Marshall Butler and Kevin Ryan.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT": pertaining to a condition of Insolvency.

                  "INTANGIBLE ASSETS": assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs

                  "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing;


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the right to sue for all past, present and future infringements or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all common law and other rights throughout the world in and to all of the foregoing.

                  "INTEREST PAYMENT DATE": (a) as to any Credit Line Loan that is an ABR Loan, the last day of each calendar month to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any LIBOR Rate Loan, the last day of the Interest Period applicable to such Loan, (c) as to any Loan (other than any ABR Loan), the date of any repayment or prepayment made in respect thereof, including, with respect to the Term Loan, each Amortization Date, and (d) as to any Loan, the Termination Date.

                  "INTEREST PERIOD": as to any LIBOR Rate Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two or three months thereafter, as selected by Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two or three months thereafter, as selected by Borrower by irrevocable notice to Lender not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) Borrower may not select an Interest Period under the Line of Credit Facility that would extend beyond the Line of Credit Termination Date;

                  (iii) Borrower may not select an Interest Period under the Term Loan Facility that would extend beyond the Term Loan Maturity Date and

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "INTERNAL CONTROL EVENT": with respect to Borrower or any Subsidiary, (i) a determination by management or the Audit Committee of the Board of Directors of Borrower or by Borrower's Public Accountants that a material weakness, as described in the Securities Laws, exists in Borrower's or such Subsidiary's internal controls over financial reporting, or (ii) a member of the senior management of Borrower or such Subsidiary has committed an act of fraud on Borrower or any Subsidiary.

                  "LANDLORDS' DISCLAIMER AND CONSENT AGREEMENTS": the disclaimer and consent agreements from the landlords of Borrower's facilities set forth on
SCHEDULE 4.20 in favor of Lender, whereby such landlords acknowledge and consent to the Lien of Lender against Collateral located at such facilities and disclaim their claims, if any, to such Collateral.

                  "LENDER":  as defined in the preamble hereto.

                  "LIBOR RATE": with respect to any LIBOR Rate Loan, the Base LIBOR Rate applicable to such LIBOR Rate Loan plus 3.0%.


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                  "LIBOR RATE LOAN": Credit Line Loans, or portions of the Term
Loan, the rate of interest applicable to which is based upon the LIBOR Rate.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "LINE OF CREDIT FACILITY": a one-year secured line of credit facility pursuant to this Agreement, including the extensions of Credit Line Loans made hereunder.

                  "LINE OF CREDIT NOTE": the promissory note to be executed and delivered by Borrower substantially in the form of EXHIBIT A.

                  "LINE OF CREDIT TERMINATION DATE": the last day of the Availability Period.

                  "LOAN": any loan made by Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS": this Agreement, the Guaranty Agreements, the Guaranty Joinder Agreements, the Notes, the Security Documents, the Landlords' Disclaimer and Consent Agreements, the Collateral Information Certificate, the Subordination Agreements and all other agreements, instruments, certificates, statements (financial or otherwise) and documents heretofore or hereafter executed or delivered to and in favor of Lender in connection with the Loans.

                  "LOAN PARTIES": the collective reference to Borrower and the Guarantors.

                  "LONG TERM DEBT": as of any date, all Indebtedness of a Person that has a stated maturity of more than one year from the date it is incurred, or is extendable or renewable at the option of such Person to a date that is more than one year from the date it is incurred (including lines of credit), and all other Indebtedness that would be classified as "funded indebtedness" or "long-term indebtedness" on a balance sheet of such Person prepared as of such date in accordance with GAAP.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on the business, property, operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole.

                  "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NON-EXCLUDED TAXES": as defined in Section 2.13(a).

                  "NOTES": the collective reference to the Line of Credit Note and the Term Loan Note.

                  "OBLIGATIONS": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, in respect of Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of Loan Parties to Lender (or, in the case of Specified Swap Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any


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other Loan Document, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to Lender that are required to be paid by Borrower pursuant hereto) or otherwise.

                  "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "PERMITTED LIENS": Liens that Borrower is permitted to create or suffer to exist pursuant to Section 7.4.

                  "PERMITTED PURCHASE MONEY INDEBTEDNESS": Purchase Money Indebtedness of Borrower and its Subsidiaries incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower and its Subsidiaries at the time outstanding, does not exceed $250,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

                  "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRIME RATE": the rate of interest announced publicly by Lender, from time to time, as Lender's prime rate.

                  "PROHIBITED TRANSACTION": any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

                  "PROPERTIES":  as defined in Section 4.15(a).

                  "PROPERTY": any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PUBLIC ACCOUNTANTS": as defined in Section 5.2(b).

                  "PURCHASE MONEY INDEBTEDNESS": (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and
(iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.


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                  "PURCHASE MONEY LIEN": a Lien upon fixed assets which secures
Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                  "REGULATION U": Regulation U of the Board as in effect from time to time.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30 day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER": the chief executive officer, president or chief financial officer of Borrower, but in any event, with respect to financial matters, the chief financial officer of Borrower.

                  "RESTRICTED INVESTMENT": any investment made in cash or by delivery of Property to any Person, whether by acquisition of Capital Stock, Indebtedness or other obligation, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                  (i) Property to be used in the ordinary course of business;

                  (ii) current assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;

                  (iii) investments in direct obligations of the United States, or any agency thereof or obligations guaranteed by the United States, provided that such obligations mature within one year from the date of acquisition thereof;

                  (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

                  (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; and

                  (vii) investments in Subsidiaries existing as of the Closing Date, as set forth on SCHEDULE 4.18.

                  "RESTRICTED PAYMENTS":  as defined in Section 7.6.

                  "SARBANES-OXLEY": the Sarbanes-Oxley Act of 2002.


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                  "SEC": the Securities and Exchange Commission, or any
Governmental Authority succeeding to any of its principal functions.

                  "SECURITIES INTERMEDIARY": as defined in each of the Control Agreements.

                  "SECURITIES LAWS": the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

                  "SECURITY AGREEMENTS": the collective reference to the Borrower Security Agreement and each Subsidiary Security Agreement.

                  "SECURITY DOCUMENTS": the collective reference to the Security Agreements, the Borrower Stock Pledge Agreement, the Borrower Membership Interest Pledge Agreement, the Individual Guarantor Pledge Agreements, the Control Agreements and all other instruments and agreements granting or purporting to grant a Lien to secure the whole or any part of any Loan Party's duty to pay or discharge the whole or any part of the Obligations.

                  "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "SOLVENT": as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  "SPECIFIED SWAP AGREEMENT": any Swap Agreement entered into by Borrower or any Guarantor and Lender or affiliate thereof in respect of interest rates, currency exchange rates or commodity prices.

                  "STOCKHOLDERS' EQUITY": as of any date of determination, the consolidated stockholders' equity of Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

                  "SUBORDINATION AGREEMENT": each Subordination Agreement to be executed and delivered by each Individual Guarantor on the Closing Date.

                  "SUBORDINATED DEBT": unsecured Indebtedness of Borrower that is subordinated to the Obligations on terms reasonably satisfactory to Lender.

                  "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries (in each case whether direct or indirect) of Borrower.

                  "SUBSIDIARY GUARANTEE": the Subsidiary Guarantee to be executed and delivered by each Subsidiary on the Closing Date.


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                  "SUBSIDIARY SECURITY AGREEMENT": each Subsidiary Security
Agreement to be executed and delivered by each existing Domestic Subsidiary on the Closing Date and by each Domestic Subsidiary formed after the date hereof pursuant to Section 7.18.

                  "SWAP AGREEMENT": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

                  "TANGIBLE NET WORTH": an amount equal to Net Worth minus intangible assets, including Restricted Investments, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, patent applications, trademarks, trade names, copyrights, franchises, experimental and organization expenses, covenants not to compete, licenses, deferred assets (other than prepaid insurance and prepaid taxes), unamortized debt discount and expense, and assets located and notes and receivables from obligors outside the United States.

                  "TERM LOAN":  as defined in Section 2.3.

                  "TERM LOAN FACILITY": the Term Loan extended by Lender pursuant to this Agreement.

                  "TERM LOAN MATURITY DATE": the earlier of (x) May 31, 2010; and (y) the Termination Date.

                  "TERM LOAN NOTE": the promissory note to be executed and delivered by Borrower substantially in the form of EXHIBIT B.

                  "TERMINATION DATE": the date on which the Obligations become due and payable pursuant to Article VIII.

                  "TYPE": as to any Loan, its nature as an ABR Loan or a LIBOR Rate Loan.

                  "UCC": the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, in the event that by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

                  "UNITED STATES":  the United States of America.

                  "U.S. LOAN PARTIES": a collective reference to Borrower and its Domestic Subsidiaries.

                  "VOTING SHARES": all outstanding shares of any class or classes (however designated) of Capital Stock of Borrower entitled to vote generally in the election of members of the board of directors (or similar governing body) of Borrower.

         1.2 ACCOUNTING TERMS. As used in the Loan Documents, accounting terms not specifically defined therein shall have the respective meanings given to them under GAAP.


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         1.3      UCC TERMS. Each term defined in Article 1 or 9 of the UCC
shall have the meaning in the UCC unless otherwise defined herein or in another Loan Document.

         1.4      RULES OF INTERPRETATION.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto,
(i) accounting terms relating to any Loan Party not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified or waived from time to time (provided that nothing contained in this Section 1.4(b) shall be deemed to permit or authorize any such amendment, supplement, restatement, modification or waiver that is not in accordance with the terms of such document or agreement or the terms of the Loan Documents), (vi) a reference to any Requirement of Law includes any amendment or modification to such law, and (vii) a reference to any Person includes such Person's permitted successors and permitted assigns.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.


                                   ARTICLE II
                AMOUNT AND TERMS OF LINE OF CREDIT AND TERM LOAN

         2.1 LINE OF CREDIT. Subject to the terms and conditions hereof, Lender may (in its sole and absolute discretion), but shall have no obligation to, make Credit Line Loans in Dollars to Borrower from time to time during the Availability Period, in an aggregate amount not to exceed $1,000,000 at any one time outstanding. Within such limits, and subject to the agreement of Lender to extend credit under this Section 2.1, Borrower may, subject to the terms and conditions hereof, borrow, pay, prepay in whole or in part (without premium or penalty, except as provided in this Article II) and reborrow on a revolving basis, all in accordance with the terms and conditions hereof. The Credit Line Loans may from time to time be LIBOR Rate Loans or ABR Loans, as determined by Borrower and notified to Lender in accordance with Sections 2.2 and 2.6. Borrower shall repay all outstanding Credit Line Loans on the Line of Credit Termination Date. The Line of Credit shall be evidenced by the Line of Credit Note, dated the Closing Date, duly completed and executed by Borrower.


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         2.2      PROCEDURE FOR CREDIT LINE LOAN BORROWING. Borrower may request a Credit Line Loan under the Line of Credit Facility on any Business Day during the Availability Period, provided that Borrower shall give Lender irrevocable notice (which notice must be received by Lender prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Rate Loans, or (b) on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Credit Line Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of any LIBOR Rate Loan, the length of the initial Interest Period therefor. Each requested borrowing under the Line of Credit Facility shall be in an amount equal to (x) in the case of ABR Loans, $100,000 or a whole multiple thereof (or the remaining amount available to be borrowed under the Line of Credit Facility, if less) and
(y) in the case of LIBOR Rate Loans, the equivalent of $250,000 or a whole multiple of the equivalent of $100,000 in excess thereof. Lender will promptly notify Borrower if it is willing to make the requested Credit Line Loan, in whole or in part. If Lender agrees to make such Credit Line Loan, such borrowing will be made available to Borrower by Lender crediting the account of Borrower on the books of Lender.

         2.3 TERM LOAN. Subject to the terms and conditions hereof, Lender agrees to make a loan to Borrower in a single disbursement on the Closing Date in the principal amount of $3,000,000 (the "TERM LOAN"). The Term Loan shall initially be made as an ABR Loan and may from time to time, bear interest at the ABR or the LIBOR Rate, or both, as determined by Borrower and notified to Lender in accordance with Section 2.6; provided that if Borrower elects to have any portion of the Term Loan bear interest at the LIBOR Rate, such portion must at least be the equivalent of $250,000 or a whole multiple of the equivalent of $100,000 in excess thereof. Principal amounts of the Term Loan repaid pursuant to Section 2.4 or 2.5 may not be reborrowed. Borrower shall repay the outstanding balance of the Term Loan on the Term Loan Maturity Date. The Term Loan shall be evidenced by the Term Loan Note, dated the Closing Date, duly completed and executed by Borrower.

         2.4 TERM LOAN REPAYMENT. Borrower shall pay to Lender consecutive quarterly installments of principal of and interest on the Term Loan, commencing on March 31, 2007, and on the first day of each calendar quarter thereafter until the Term Loan Maturity Date (said payment dates being collectively referred to herein as the "AMORTIZATION DATES"), in the following principal amounts:


                   DATE                   AMOUNT

              March 31, 2007             $250,000

              June 30, 2007              $275,000

            September 30, 2007           $175,000

            December 31, 2007            $175,000

              March 31, 2008             $125,000

              June 30, 2008              $125,000

            September 30, 2008           $125,000

            December 31, 2008            $125,000



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              March 31, 2009             $250,000

              June 30, 2009              $250,000

            September 30, 2009           $250,000

            December 31, 2009            $250,000

              March 31, 2010             $250,000

               May 31, 2010              $375,000

Each payment of principal shall be made together with interest accrued thereon; PROVIDED, HOWEVER, that the remaining principal amount outstanding in respect of the Term Loan, together with any other amounts, including any accrued interest and other costs and expenses, shall be due and payable in full on the Term Loan Maturity Date without notice or demand.

         2.5 OPTIONAL PREPAYMENT. Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to Lender no later than 11:00 A.M., New York City time, two Business Days prior thereto, in the case of LIBOR Rate Loans, and no later than 11:00 A.M., New York City time, on the date of such prepayment, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is on account of Credit Line Loans or the Term Loan and, in each case, of LIBOR Rate Loans or ABR Loans; provided, that if a LIBOR Rate Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, Borrower shall also pay any amounts owing pursuant to
Section 2.14. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Credit Line Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Each partial prepayment of the Term Loan shall be applied to the installments of the Term Loan in inverse order of maturity. Payments and prepayments of the Loans shall be applied to accrued interest before principal.

         2.6 CONVERSION AND CONTINUATION OPTIONS. (a) Borrower may elect from time to time to convert LIBOR Rate Loans to ABR Loans by giving Lender prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date, provided that any such conversion of LIBOR Rate Loans may only be made on the last day of an Interest Period with respect thereto. Subject to the applicable provisions of the term "Interest Period" set forth in Section 1.1 and the minimum amounts set forth in Sections 2.2 and 2.3, Borrower may elect from time to time to convert ABR Loans to LIBOR Rate Loans by giving Lender prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a LIBOR Rate Loan when any Event of Default has occurred and is continuing.

                  (b) Any LIBOR Rate Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by Borrower giving irrevocable notice to Lender, in accordance with and subject to the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no LIBOR Rate Loan may be continued as such when any Event of Default has occurred and is continuing, and provided, further, that if Borrower fails to give any required notice as described above in this paragraph such Loans



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shall be automatically converted to LIBOR Rate Loans with an Interest Period of one month or if such continuation is not otherwise permitted pursuant to the preceding proviso or pursuant to the applicable provisions of the term "Interest Period" set forth in Section 1.1, such Loans shall be automatically converted to ABR Loans, in each case on the last day of such then expiring Interest Period.

         2.7 LIMITATIONS ON INTEREST PERIODS. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of LIBOR Rate Loans and all selections of Interest Periods shall be made pursuant to such elections so that, (a) no more than three Interest Periods in respect of Credit Line Loans shall be outstanding at any one time, (b) no more than one Interest Period in respect of the Term Loan shall be outstanding at any one time.

         2.8 INTEREST RATES AND PAYMENT DATES. (a) Each Loan that is an LIBOR Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day.

                  (b) Each Loan that is an ABR Loan shall bear interest at a rate per annum equal to the ABR.

                  (c) (i) If all or a portion of the principal amount of any Loan is not paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or other amount payable hereunder or any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the Facility plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.9 COMPUTATION OF INTEREST AND FEES. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. Lender shall as soon as practicable notify Borrower of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. Lender shall as soon as practicable notify Borrower of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by Lender pursuant to any provision of this Agreement shall be conclusive and binding on Borrower in the absence of manifest error.

         2.10 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period Lender shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, Lender shall give telecopy or telephonic notice thereof to Borrower as soon as practicable thereafter. If such notice is given (x) any LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Rate Loans shall be continued as ABR Loans, and (z) any outstanding LIBOR Rate Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by Lender, no


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further LIBOR Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Loans to LIBOR Rate Loans.

         2.11 PAYMENTS. All payments (including prepayments) to be made by Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to Lender, at its office set forth in Section 9.3, in Dollars and in immediately available funds. If any payment hereunder (other than payments on LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         2.12 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i)      shall subject Lender to any tax of any kind
whatsoever with respect to this Agreement or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.13 and changes in the rate of tax on the overall net income of Lender);

                           (ii)     shall impose, modify or hold applicable any
reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Lender that is not otherwise included in the determination of the LIBOR Rate; or

                           (iii)    shall impose on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender, by an amount that Lender reasonably deems to be material, of making, converting into, continuing or maintaining LIBOR Rate Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall promptly pay Lender, upon its demand, any additional amounts necessary to compensate Lender for such increased cost or reduced amount receivable. If Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify Borrower of the event by reason of which it has become so entitled.

                  (b) If Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, after submission by Lender to Borrower of a


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written request therefor, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by Lender to Borrower shall be conclusive in the absence of manifest error. The obligations of Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.13 TAXES. (a) All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on Lender as a result of a present or former connection between Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

                  (b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure.

                  (d) If Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.13 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that Borrower, upon the request of Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.

                  (e) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.





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         2.14     INDEMNITY.  Borrower agrees to indemnify Lender for, and to hold Lender harmless from, any loss or expense (in each case as reasonably determined by Lender) that Lender may sustain or incur as a consequence of (a) default by Borrower in making a borrowing of, conversion into or continuation of LIBOR Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by Borrower in making any prepayment of or conversion from LIBOR Rate Loans after Borrower has given a notice thereof in accordance with the provisions of this Agreement or
(c) the making of a prepayment of LIBOR Rate Loans on a day that is not the last day of an Interest Period with respect thereto (including as a result of an Event of Default). Without limiting the generality of the foregoing, such indemnification shall include the costs and expenses of Lender that are attributable to the premature unwinding of any hedging agreement entered into by Lender in respect of the foreign currency exposure attributable to such actual or proposed LIBOR Rate Loan. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by Lender) that would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to Borrower by Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.15 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the ABR Rate to the date of repayment, shall have been received by Lender.


                                   ARTICLE III
                              CONDITIONS PRECEDENT

         3.1 CONDITIONS OF LOANS. The obligations of Lender to make Loans from and after the Closing Date shall not become effective until the date on which the following conditions shall have been satisfied, and Lender shall have received all of the following, in form and substance satisfactory to Lender:

                  (a) Executed originals of each of this Agreement, the Notes, the Security Documents, the Landlords' Disclaimer and Consent Agreements, the Collateral Information Certificate, the Subordination Agreements and the Guaranty Agreements (collectively, the "CLOSING DOCUMENTS").

                  (b) A favorable opinion of counsel for Borrower and Guarantors, dated the Closing Date, addressed to Lender, in substantially the form of EXHIBIT C. Such legal opinion shall cover such


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

other matters incident to the transactions contemplated by this Agreement as Lender may reasonably require.

                  (c) A certified copy of the resolutions of the Board of Directors of Borrower evidencing approval of each of the Closing Documents to which Borrower is a party and the other matters contemplated hereby and thereby, and a certified copy of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect thereto.

                  (d) A certificate of the Secretary of Borrower which shall certify the names and true signatures of the officers of Borrower authorized to sign each of the Closing Documents to which Borrower is a party and the other documents or certificates to be delivered pursuant to this Agreement by Borrower or any of its officers.

                  (e) (i) A certificate of good standing from the Secretary of State of the state of Borrower's incorporation and of each jurisdiction in which Borrower does business as a foreign corporation, (ii) a copy of the certificate of incorporation of Borrower certified by the Secretary of State of the state of Borrower's incorporation, and (iii) a copy of the By-laws of Borrower certified by the Secretary of Borrower.

                  (f) Copies of insurance policies or certificates of insurance of Borrower evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents.

                  (g) The non-refundable fees and disbursements of Lender's independent counsel, Jaspan Schlesinger Hoffman LLP, for the preparation of this Agreement and the instruments, documents and agreements delivered pursuant thereto to the extent invoiced prior to or on the Closing Date, plus such additional amounts as shall constitute Lender's reasonable estimate of any such fees and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Lender with respect thereto).

                  (h)      All outstanding fees due Lender.

                  (i) Evidence satisfactory to Lender that (i) Lender holds a perfected, first priority Lien on all Collateral and (ii) none of such Collateral is subject to any other Liens other than Permitted Liens.

                  (j) All certificates evidencing any certificated Capital Stock pledged to Lender pursuant to the Borrower Stock Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto.

                  (k) Such other documents, instruments, certificates and opinions as Lender may reasonably request in connection with the consummation of the transactions contemplated hereby.

                  All documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel.

         3.2 CONDITIONS TO ALL LOANS. The obligations of Lender to make any Loans on or subsequent to the Closing Date are subject to Lender's satisfaction with or waiver of the following conditions precedent:



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

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Borrower herein or which are contained in any of the Loan Documents shall be true and correct on and as of the date of any such Loan as if made on and as of such date.

                  (b) NO DEFAULT OR EVENT OF DEFAULT. At the time of and immediately after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing.

                  (c) OTHER. Lender shall have received such other approvals, opinions or documents as Lender in its reasonable discretion may request.

         Each borrowing by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such borrowing that the conditions contained in this Section 3.2 have been satisfied.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement and to make Loans hereunder, Borrower warrants, represents and covenants to Lender that:

         4.1 FINANCIAL STATEMENTS; NO ADVERSE CHANGE. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and
(iii) show all material Indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

                  (b) The unaudited consolidated balance sheet of Borrower and its Subsidiaries dated March 31, 2006 (the "INTERIM STATEMENTS"), and the related consolidated statements of operations and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
SCHEDULE 4.1 sets forth all material Indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness, that is not shown on the Interim Statements.

                  (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

                  (d) Since the date of the Audited Financial Statements, no Internal Control Event has occurred that could reasonably be expected to have a Material Adverse Effect.

         4.2 EXISTENCE; COMPLIANCE WITH LAW. Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a


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


foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, as to clauses (c) and (d), to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, or, as to clause (d) to the extent the failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of Lender hereunder or thereunder.

         4.3 AUTHORITY. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents.

         4.4 BINDING EFFECT. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to Borrower or any of its Subsidiaries could reasonably be expected to have (x) a Material Adverse Effect or (y) material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of Lender hereunder or thereunder.

         4.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against any Loan Party or against any of their respective properties or revenues.

         4.7 NO DEFAULT. No Loan Party is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default.

         4.8 NO BURDENSOME RESTRICTIONS. No Contractual Obligation of Borrower or any of its Subsidiaries and no Requirement of Law materially adversely affects, or insofar as Borrower may reasonably foresee, is reasonably likely to so affect, the business, operations, property, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole, or on Borrower's and its Subsidiaries' ability to carry out their respective obligations under the Loan Documents to which each is a party.


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         4.9      TAXES. Each Loan Party has filed or caused to be filed all
Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party); no tax Lien has been filed, and, to the knowledge of Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         4.10 TITLE TO PROPERTIES; PRIORITY OF LIENS. Nether Borrower nor any of its Subsidiaries owns any real Property. Borrower and each of its Subsidiaries has valid and subsisting leasehold interests in all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower and each of its Subsidiaries has paid or discharged all lawful claims that, if unpaid, might become a Lien against any of its Properties that is not a Permitted Lien. Neither Borrower nor any of its Subsidiaries has taken or suffered to exist any action that would cause the Liens granted to Lender under the Security Documents to which it is a party to be anything other than first-priority Liens, subject only to Permitted Liens.

         4.11 LEASES. SCHEDULE 4.11 is a complete listing of all capitalized leases and operating leases of Borrower and each of its Subsidiaries. Borrower and each of its Subsidiaries is in full compliance with all of the terms of each of its capitalized and operating leases.

         4.12 SOLVENCY. Each Loan Party is now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent.

         4.13 LABOR MATTERS. There are no strikes or other labor disputes against Borrower or any of its Subsidiaries pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries. The hours worked by and payment made to employees of Borrower and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters. All payments due from Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Person.

         4.14 ERISA MATTERS. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code; provided, however, that the provisions of this sentence shall be to the best of Borrower's knowledge with respect to any Multiemployer Plan administered by a Person other than Borrower or any ERISA Affiliate. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Except to the extent that the same has not had or could not reasonably be expected to have a Material Adverse Effect, neither Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a liability under ERISA, and neither Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.


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         4.15     ENVIRONMENTAL MATTERS.

                  (a) The facilities and properties owned, leased or operated by Borrower and its Subsidiaries (the "PROPERTIES") do not contain any Hazardous Materials in amounts or concentrations or under circumstances that constitute a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

                  (b) Borrower and its Subsidiaries have not received and, to the knowledge of Borrower, will not receive any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by Borrower or any of its Subsidiaries (the "BUSINESS"), nor does Borrower have knowledge of any circumstances, conditions or events that could reasonably be expected to result in any such notice being received or threatened;

                  (c) Hazardous Materials have not been transported or disposed of by or on behalf of Borrower or any of its Subsidiaries from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of by or on behalf of Borrower or any of its Subsidiaries at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations of Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws;

                  (f) the Properties and all operations at the Properties are in compliance, and have, to the knowledge of Borrower, in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties in violation of or in amounts that could reasonably be expected to give rise to liability under any Environmental Law with respect to the Properties or the Business; and

                  (g) neither Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

         4.16 TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or any of its Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or any of its Subsidiaries or prevent Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.


#489771 v4 - SEAENA Credit Agreement (V5)
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

         4.17 TRADE NAMES, ETC. Except as set forth on SCHEDULE 4.17, (x) neither Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names; and (y) neither Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person. Borrower's exact legal name is "SEAENA, Inc."

         4.18 CAPITAL STRUCTURE. SCHEDULE 4.18 states (i) the name of each of Borrower's Subsidiaries and Affiliates and the nature of the affiliation,
(ii) the number, nature and holder of all outstanding Capital Stock of Borrower and its Subsidiaries and (iii) the number of authorized, issued and treasury shares of Borrower. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Capital Stock or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of its Subsidiaries. There are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of Capital Stock.

         4.19 SURETY OBLIGATIONS. Neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract, or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

         4.20 BUSINESS LOCATIONS; AGENT FOR PROCESS. The chief executive office and other places of business of Borrower and each of its Subsidiaries are as listed on SCHEDULE 4.20. During the preceding one-year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on SCHEDULE 4.20. Except as shown on SCHEDULE 4.20, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

         4.21 INTELLECTUAL PROPERTY. Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property material and necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property. To the knowledge of Borrower, the use of Intellectual Property by Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect. All Intellectual Property owned or possessed by Borrower and its Subsidiaries is listed on SCHEDULE 4.21.

         4.22 FEDERAL REGULATIONS. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or
(b) for any purpose that violates the provisions of the Regulations of the Board. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

         4.23 GOVERNMENTAL CONSENTS. Borrower and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.


#489771 v4 - SEAENA Credit Agreement (V5)
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

         4.24 USE OF PROCEEDS. The proceeds of the Loans shall be used to support working capital needs and for general corporate purposes, including necessary expenditures related to the Merger subject to compliance with all covenants and conditions of the Loan Documents.

         4.25 ACCURACY AND COMPLETENESS OF INFORMATION. All information, reports, financial statements, exhibits, or schedules furnished by or on behalf of any Loan Party to Lender in connection with this Agreement or any other Loan Document were, at the time so furnished, and are, complete and correct in all material respects to the extent necessary to give Lender a complete and accurate knowledge of the subject matter, except to the extent that any such information, report, financial statement, exhibit or schedule has been superseded or corrected in any information, reports, financial statements, exhibits, or schedules furnished by or on behalf of a Loan Party to Lender prior to the date of this Agreement. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that Lender knew or should have known that any such representation or warranty is or might be inaccurate in any respect. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by Borrower in accordance with Section 4.1 contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading in any material respect.


                                    ARTICLE V
                             AFFIRMATIVE COVENANTS

         Until the Obligations have been paid and satisfied in full, unless Lender shall otherwise consent, Borrower will and will cause each of its Subsidiaries to:

         5.1 MAINTENANCE OF EXISTENCE; COMPLIANCE. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.2      FINANCIAL AND OTHER INFORMATION AND COMPLIANCE CERTIFICATES.

                  (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

                  (b) Furnish to Lender as soon as practicable, and in any event (i) within 90 days after the end of each fiscal year of Borrower (or if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings and cash flow of Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm (as defined in the Securities Laws) of nationally recognized standing reasonably acceptable to the Required Lenders (the "PUBLIC ACCOUNTANTS") as to whether such financial statements are free of material misstatement, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any "going concern" or like qualification or


#489771 v4 - SEAENA Credit Agreement (V5) exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement and (ii) (A) an internal management report as to the effectiveness of the Company's internal controls pursuant to Section 404 of Sarbanes-Oxley, and (B) an attestation report of such Public Accountants independently assessing the effectiveness of the Company's internal controls pursuant to Section 404 of Sarbanes-Oxley;

                  (b) and (ii) within 60 days after the end of each fiscal quarter of Borrower (or if earlier, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income, retained earnings and cash flow of Borrower and it Subsidiaries for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by a Responsible Officer that they are complete and correct and that they fairly present the consolidated financial condition as at the end of such fiscal quarter, and the consolidated results of operations and cash flow and to Subsidiaries for such fiscal quarter and such portion of Borrower's fiscal year in accordance with GAAP (subject to normal, year-end audit adjustments).

                  (c) Together with each delivery of the financial statements required by Section 5.2(b), or more frequently if requested by Lender, deliver to Lender a certificate of a Responsible Officer (i) stating that to the best of his knowledge no Default or Event of Default has occurred, or, if a Default or Event of Default has occurred, containing such notice as is required by Section 5.3(b) to the extent not already provided; and (ii) demonstrating compliance with Article VI, which certificate shall be in substantially the form of Exhibit K.

                  (d) Concurrently with the delivery of the financial statements described in Section 5.2(b)(i), deliver to Lender the projected consolidated and consolidating balance sheets and income and cash flow statements of Borrower and its Subsidiaries for each month of the current fiscal year, each in reasonable detail, reporting Borrower's good faith projections and certified by a Responsible Officer as being the most accurate projections available and identical to the projections used by Borrower and its Subsidiaries for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as Lender may in its discretion require.

                  (e) Concurrently with the delivery of the financial statements described in Section 5.2(a)(i), deliver to Lender (x) the personal financial statement of each of the Individual Guarantors as of December 31 of the preceding year, in form and substance reasonably acceptable to Lender; (y) the Federal and state tax returns of each of the Individual Guarantors with respect to the preceding year; and (z) an accountant letter for each of the Individual Guarantors with respect to the preceding year, in form and substance reasonably acceptable to Lender.

                  (f) Promptly after requested, deliver to Lender such other information respecting the business, properties, operations or condition (financial or otherwise) of any Loan Party as Lender may reasonably request.

                  (g) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Lender pursuant hereto;


#489771 v4 - SEAENA Credit Agreement (V5)
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

                  (h) Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to Lender pursuant to this Agreement; and

                  (i) Promptly, and in any event within five Business Days after receipt thereof by any Loan Party, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party .

         5.3      LITIGATION AND OTHER NOTICES. Give Lender written notice of:

                  (a) (promptly after the commencement thereof) the nature, status, and actual or potential amount of all claims, orders, directives, complaints, citations, notices, actions, suits, investigations and proceedings by or before any Person against any Loan Party or affecting the business, operations, condition (financial or otherwise) or any of the assets (other than ordinary and routine litigation reasonably expected to be covered under the limits of existing insurance policies) of any Loan Party, including any such claims, etc. with respect to (i) air emissions, (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any real Property, (iii) noise emissions, (iv) solid or liquid waste disposal, or (v) the use, generation, storage, transportation or disposal of Hazardous Materials;

                  (b) (as soon as possible, and in any event within ten days after the occurrence of the same) any Default or Event of Default, including the details of such Default or Event of Default and the action Borrower is taking or proposes to take with respect thereto;

                  (c) (promptly upon becoming aware of the same) any Person seeking to obtain a decree or order for relief with respect to any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, specifying what action such Loan Party is taking or proposes to take with respect thereto;

                  (d) (promptly after adoption) any amendment to the certificate of incorporation or bylaws of Borrower, which notice shall include a copy of such amendment;

                  (e) (promptly upon the occurrence of the same) any default with respect to any Contractual Obligation or any other event which has resulted in or which would reasonably be expected to result in a Material Adverse Effect;

                  (f) (promptly, and in any event within five Business Days after Borrower knows or has reason to know of such event) (i) the occurrence of any material Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, together with a statement of a Responsible Officer, setting forth details as to such Reportable Event and the action which Borrower proposes to take with respect thereto;

                  (g) (not less than 30 days prior to effecting the same) any change in the address of the location of any records pertaining to any Collateral;


#489771 v4 - SEAENA Credit Agreement (V5)
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

                  (h) (promptly upon becoming aware of the same) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading or which has had or could reasonably be expected to have a Material Adverse Effect; and

                  (i) (promptly upon becoming aware of the same) the Public Accountants' determination or Borrower's determination of the occurrence of any Internal Control Event.

         5.4 INSURANCE; PAYMENT OF PREMIUMS. (a) Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates.

                  (b) The companies issuing such policies, and the amounts, forms, expiration dates and substance of such policy shall be acceptable to Lender. All insurance covering tangible Collateral shall be for an amount not less than the replacement value thereof. Borrower and its Subsidiaries shall cause Lender to be named as "lender's loss payee" on all insurance policies relating to any Collateral and as "additional insured" under all liability policies, in each case pursuant to appropriate endorsements in form and substance reasonably satisfactory to Lender and shall collaterally assign to Lender as security for the payment of the Obligations all business interruption insurance of Borrower and its Subsidiaries. Each policy of insurance or endorsement shall contain a clause requiring the insurer to provide for at least 30 days' prior written notice to Lender of the cancellation, non-renewal or material modification thereof and a clause specifying that that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or any other Person. Borrower shall promptly deliver to Lender a certificate evidencing such insurance and all renewals and replacements thereof and, upon request, proof of payment of all premiums therefor. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact), effective from and after the occurrence of an Event of Default, for the purpose of making, settling and adjusting claims under such policies of insurance, and endorsing the name of Borrower on any check, draft, instrument or other item or payment for the Proceeds of such policies of insurance.

                  (c) Borrower shall, pay, or cause to be paid, all premiums on such policies. If Borrower, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Borrower to Lender, shall bear interest until paid in full at the rate specified in Section 2.8(c) and shall be additional Obligations hereunder secured by the Collateral. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

                  (d) Borrower and its Subsidiaries shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations, PROVIDED, HOWEVER, that unless and until an Event of Default has occurred and is continuing, proceeds of Collateral arising from the damage, destruction or condemnation thereof may be retained by Borrower or its Subsidiary and used by Borrower or its Subsidiary to repair, restore or replace such Collateral, as the case may be, so long as the fair market value of any such Collateral damaged, destroyed or condemned in any single incident is less than $250,000 and the fair market value, in the aggregate, of all such Collateral owned by Borrower and/or


#489771 v4 - SEAENA Credit Agreement (V5)
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

such Subsidiary and damaged, destroyed or condemned during any 12-month period is less than $500,000.

         5.5 PRESERVATION OF PROPERTIES, COMPLIANCE WITH LAW AND OBLIGATIONS. Maintain and preserve all of its properties which are used or which are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply in all material respects with all Contractual Obligations and Requirements of Law.

         5.6 TAXES. Duly pay and discharge all taxes, assessments and governmental charges or levies or other claims imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the time at which penalties may attach thereto, and all lawful claims which might become a Lien upon any of its property, except to the extent that any thereof are being in good faith appropriately contested with appropriate reserves established therefor in accordance with GAAP.

         5.7 ACCESS TO PROPERTIES AND INSPECTIONS. Upon reasonable notice (which may be telephonic) and at all reasonable times and from time to time, permit any authorized representative designated by Lender to visit and inspect the properties and financial records of Borrower and its Subsidiaries, and to make extracts from such financial records at the inspecting party's expense, and permit any authorized representative designated by Lender to discuss the business, assets, liabilities, financial condition, business prospects and results of operations of Borrower and its Subsidiaries with its officers, employees and independent accountants.

         5.8 FURTHER ASSURANCES. Execute and deliver, or cause to be executed and delivered, any and all further documents and take all further actions which may be required under Requirements of Law, or which Lender may reasonably request, to effect fully the purposes of this Agreement or any agreement, instrument, or document executed in connection herewith including to grant, preserve, protect and perfect the security interest in the collateral created by the Security Documents.

         5.9 TRADE NAMES. Conduct its business in all respects and obtain and maintain title to all Collateral solely in its name and not operate under any other name without (i) giving Lender not less than 30 days' prior written notice of any change to its name, and (ii) causing all filings to be made sufficient to continue the perfection of Lender's first priority security interest in the Collateral.

         5.10 LANDLORD AND STORAGE AGREEMENTS. Provide Lender with copies of all agreements with and any landlord or warehouseman that owns any premises at which any Inventory may, from time to time, be kept.

         5.11 ENVIRONMENTAL LAWS. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required by any Governmental Authority and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.


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


         5.12 MARGIN REGULATIONS. If requested by Lender, furnish to Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         5.13 INTERNAL CONTROL EVENTS. Upon notification from Lender to Borrower that Lender requires remediation of any Internal Control Event of which it has received notice pursuant to Section 5.3(i) or as reported in any report delivered pursuant to Section 5.2(b), remediate or cause to be remediated such Internal Control Event, and to test and confirm such remediation, not later than the end of the time period reasonably agreed by Lenders with Borrower as necessary for such remediation (the "REMEDIATION PERIOD"). It is understood that the Remediation Period will require a sufficient period of time to permit testing required by the relevant Securities Laws.

         5.14 OPERATING ACCOUNTS. Commencing 90 days from the Closing Date, maintain all of its primary operating accounts with the Lender.

         5.15 PLEDGED ASSETS. Cause (i) 100% of the issued and outstanding Capital Stock of the direct Domestic Subsidiaries of any U.S. Loan Party to be subject at all times to a first priority, perfected Lien in favor of Lender securing the Obligations pursuant to the terms and conditions of the Borrower Stock Pledge Agreement or such other security documents as Lender shall reasonably request, and (ii) 65% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of any direct Foreign Subsidiary of any U.S. Loan Party (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of as determined for United States federal income tax purposes to be treated as a deemed dividend to such Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) to be subject at all times to a first priority, perfected Lien in favor of Lender securing the Obligations pursuant to the terms and conditions of the Borrower Stock Pledge Agreement or such other security documents as Lender shall reasonably request. In connection with the foregoing, the Loan Parties shall cause to be delivered to Lender (A) all certificates evidencing any certificated Capital Stock pledged to Lender pursuant to the Security Documents, together with duly executed in blank, undated stock powers attached thereto, (B) searches under the Uniform Commercial Code (or equivalent local legislation) to the extent a filing of a financing statement pursuant to the Uniform Commercial Code (or equivalent local legislation) would be necessary to perfect a security interest in such Capital Stock, (C) appropriate financing statements in Form UCC-1 (or the local equivalent) necessary to perfect the Collateral Agent's security interest in such Capital Stock, and (D) certified resolutions and other organizational and authorizing documents of, and favorable opinions (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of Lender's Liens thereunder) of counsel to, each Person required to execute or otherwise become a party to the Security Documents. If a U.S. Loan Party shall create or acquire any Subsidiary the Capital Stock of which is required to be pledged to Lender as Collateral hereunder, the Credit Parties shall promptly notify Lender of the same. Each Loan Party shall, and shall cause each of its Subsidiaries to, take such action (including but not limited to the actions set forth in this Section 5.15) at its own expense as requested by Lender to ensure that Lender has a first priority perfected Lien on such Capital Stock to secure the Obligations as required by this Section 5.15.


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


                                   ARTICLE VI
                              FINANCIAL COVENANTS

         Until the Obligations have been paid and satisfied in full, unless Lender shall otherwise consent, Borrower and its Subsidiaries will:

         6.1 MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Maintain, at all times, Consolidated Tangible Net Worth of not less than $(2,743,000) PLUS 100% of cumulative Consolidated Net Income for each completed fiscal year (commencing with the 2006 fiscal year) of Borrower for which Consolidated Net Income is positive.

         6.2 MAXIMUM CONSOLIDATED LEVERAGE RATIO. Maintain for each period set forth below a Consolidated Leverage Ratio of not greater than the ratio set forth below opposite such period:

                  ------------------------------------------------------------------------------
                                                                          Maximum Consolidated
                                     Period:                                Leverage Ratio:
                  ------------------------------------------------------------------------------
                  The 12 month period ending on the last day
                  of each fiscal quarter between December 31,                  3.50:1.00
                  2006 through June 30, 2007
                  ------------------------------------------------------------------------------
                  The 12 month period ending on the last day
                  of each fiscal quarter between July 1, 2007                  3.25:1.00
                  through December 31, 2007
                  ------------------------------------------------------------------------------
                  The 12 month period ending on the last day
                  of each fiscal quarter between January 1,                    3.00:1.00
                  2008 through June 30, 2008
                  ------------------------------------------------------------------------------
                  The 12 month period ending on the last day
                  of each fiscal quarter after July 1, 2008                    2.50:1.00
                  ------------------------------------------------------------------------------

         6.3 MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO. Maintain for each period set forth below a Consolidated Interest Coverage Ratio of not less than the ratio set forth below opposite such period:


                  ------------------------------------------------------------------------------
                                     Period:                              Minimum Consolidated
                                                                        Interest Coverage Ratio:
                  ------------------------------------------------------------------------------
                  The 12 month period ending on the last day
                  of each fiscal quarter between December 31,                  1.75:1.00
                  2006 through December 31, 2007
                  ------------------------------------------------------------------------------
                  The 12 month period ending on the last day
                  of each fiscal quarter between January 1,                    2.50:1.00
                  2008 through December 31, 2008
                  ------------------------------------------------------------------------------
                  The 12 month period ending on the last day
                  of each fiscal quarter after January 1, 2009                 3.00:1.00
                  ------------------------------------------------------------------------------


#489771 v4 - SEAENA Credit Agreement (V5)

         6.4 NET LOSS. Not have a Consolidated Net Loss with respect to any fiscal quarter (commencing with the fiscal quarter ending September 30, 2006).


                                   ARTICLE VII
                               NEGATIVE COVENANTS

         Until the Obligations have been paid and satisfied in full, unless Lender shall otherwise consent, Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly:

         7.1 INDEBTEDNESS. Create, incur, assume, or suffer to exist any Indebtedness, except:

                  (i)      Obligations owing to Lender;

                  (ii) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than 120 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings and such Loan Party shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Loan Party and its independent accountants;

                  (iii)    Permitted Purchase Money Indebtedness;

                  (iv) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                  (v) Indebtedness to the Individual Guarantors as set forth on SCHEDULE 7.1(V), provided such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to Lender; and

                  (vi) other unsecured Indebtedness in an aggregate amount not to exceed $500,000 at any one time outstanding.

         7.2 MERGERS; CONSOLIDATIONS; ACQUISITIONS; STRUCTURAL CHANGES. Merge or consolidate with any Person; acquire all or any substantial part of the Properties of any Person; or cease to be organized as a corporation.

         7.3 LOANS. Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

         7.4 LIENS. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                  (i)      Liens in favor of Lender;

                  (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in Section 5.6, but only if in


#489771 v4 - SEAENA Credit Agreement (V5)
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

         Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                  (iii) Liens arising in the ordinary course of business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property subject to such Lien or materially impair the use thereof in the ordinary course of business;

                  (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness; and

                  (v) such other Liens as Lender may hereafter approve in writing.

         7.5      CONTINGENT LIABILITIES. Incur any Guaranty Obligations except:
(a) for the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and (b) in connection with obligations to Lender as agreed to by Lender.

         7.6 RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower or any Subsidiary (collectively, "RESTRICTED PAYMENTS"), except that:

                  (a) any Subsidiary may make Restricted Payments to Borrower or any other Subsidiary of Borrower; and

                  (b) Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock.

         7.7 SALES OF RECEIVABLES; SALE - LEASEBACKS. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to such Loan Party, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

         7.8 CAPITAL EXPENDITURES. Make Capital Expenditures that, in the aggregate, exceed $300,000 during any fiscal year.

         7.9 ALTER BUSINESS. Cause, suffer or permit the alteration of the nature of its business in any material respect, or offer or agree to do so, or, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of its business. Without limiting the generality of the foregoing, no Loan Party will change its corporate name or the state of its incorporation without providing Lender with at least 30 days' prior notice.

         7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Borrower or any Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Loan Party, and (c) upon fair and reasonable terms no less favorable to the relevant Loan Party than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.


#489771 v4 - SEAENA Credit Agreement (V5)

         7.11 FISCAL YEAR. Permit the fiscal year of Borrower and its Subsidiaries to end on a day other than December 31 or change Borrower's or its Subsidiaries method of determining fiscal quarters.

         7.12 SUBORDINATED DEBT. Make any payment, including interest, of or on any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto.

         7.13 DISPOSITION OF ASSETS. Dispose of any of its Properties to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists; (ii) the Disposition of obsolete or worn out Property in the ordinary course of business; or (iii) Dispositions expressly authorized by the Loan Documents.

         7.14     RESTRICTED INVESTMENT. Make or have any Restricted Investment.

         7.15 SWAP AGREEMENTS. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Borrower or any Subsidiary.

         7.16 NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than
(a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

         7.17 CLAUSES RESTRICTING SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Borrower or any other Subsidiary of Borrower, (b) make loans or advances to, or other investments in, Borrower or any other Subsidiary of Borrower or (c) transfer any of its assets to Borrower or any other Subsidiary of Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

         7.18 SUBSIDIARIES. Borrower and its Subsidiaries shall not establish or create any Subsidiaries unless (i) Lender grants its prior written consent thereto (which consent shall not be unreasonably withheld, conditioned, or delayed); (ii) Borrower and its Subsidiaries shall have given Lender not less than 20 days prior written notice of the proposed establishment or creation which notice shall include, in reasonable detail, a description of the proposed transaction including all relevant financial information; (iii) such Subsidiary conducts substantially the same business as is being conducted by Borrower and its Subsidiaries, (iv) such transaction otherwise complies with the provisions of this Agreement; (v) no Event of Default shall have occurred and remain outstanding at the time such transaction occurs, or would occur after giving effect to such transaction; (vi) such Subsidiary shall have bound itself as a guarantor of the Obligations by executing and delivering to Lender a Guaranty Joinder Agreement duly executed by such Subsidiary or such other documents as Lender shall reasonably deem appropriate for such purpose; (vii) such Subsidiary shall have granted to Lender, and Lender shall have perfected, a first priority lien on, and security interest in, all of its Property (if so requested by Lender), subject to Permitted Encumbrances,


#489771 v4 - SEAENA Credit Agreement (V5) pursuant to a Guarantor Security Agreement; (viii) Borrower delivers to Lender documents of the types referred to in clause (e) of SECTION 3.1 and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (vi) and (vii)), all in form, content and scope reasonably satisfactory to Lender; (ix) such Subsidiary is not being established or created for the purpose of acquiring all or any substantial part of the Properties of any Person; and (x) the Loan Parties have complied with Section 5.15.


                                  ARTICLE VIII
                               EVENTS OF DEFAULT

         8.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an Event of Default:

                  (a) Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or Borrower shall fail to pay any interest on any Loan or any fees or other amount payable hereunder or under any other Loan Document within three business days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) Borrower shall default in the observance or performance of any of its agreements set forth in Sections 5.1 (a), 5.2(b), 5.2(c), 5.2(e),5.3, 5.6, 5.7 or Articles VI or VII; or

                  (d) Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in this Section 8.1) and the breach of such other covenant is not cured to Lender's satisfaction within 30 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any Responsible Officer; or

                  (e) Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the other Loan Documents and such default shall continue beyond any applicable grace period; or

                  (f) Any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the due date with respect thereto; or
(ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; PROVIDED, that a default, event or condition described in clause (i), (ii) or
(iii) of this paragraph (f) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (g) shall


#489771 v4 - SEAENA Credit Agreement (V5) have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $250,000; or

                  (g) (i) any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (h) Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance; or

                  (i) There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material Contractual Obligation pursuant to which Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or

                  (j) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the judgment of Lender, reasonably be expected to have a Material Adverse Effect; or


#489771 v4 - SEAENA Credit Agreement (V5)
                                       38

                  (k) any Loan Party shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender; or

                  (l) any Loan Party shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of such Loan Party; or

                  (m) one or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $250,000 or more, and all such judgments or decrees shall not have been vacated, paid or discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (n)      a Change of Control shall occur; or

                  (o) the guarantee contained in any Guaranty Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (p) either Individual Guarantor shall die or be adjudged mentally incompetent by a court of competent jurisdiction or be otherwise unable to manage his affairs; or

                  (q) there is a material adverse change in the Borrower's operations or condition, financial or otherwise.

         8.2 ACCELERATION. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations otherwise payable on demand in accordance with this Agreement, upon or at any time after the occurrence of an Event of Default any or all of the following actions may be taken: (i) Lender may declare any obligation of Lender to make further Loans terminated forthwith, whereupon the obligations of Lender to make Loans shall immediately terminate, and (ii) Lender may, by notice to Borrower, declare all or any of the Obligations to be due and payable immediately, and the same, including all interest accrued thereon and all other obligations of Borrower to Lender shall be immediately due and payable, without presentment, demand, protest or further notice of any kind all of which are hereby expressly waived and without the necessity of any action by Lender, and Borrower shall forthwith pay to Lender, the full amount of such Obligations; PROVIDED, HOWEVER, that notwithstanding the above, if there shall occur an Event of Default under clause (g)(i) or (ii) above, then the obligation of Lender to lend hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by Lender or notice to Borrower.

         8.3 REMEDIES. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any rights or remedies available to Lender at law or in equity, Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or in any of the Security Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also: (a) notify any or all obligors on the Accounts to make all payments directly to Lender; (b) require Borrower and each of its Subsidiaries to, and Borrower and each of its Subsidiaries hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (c) without notice or demand or legal process, enter upon any premises of Borrower and each of its Subsidiaries and take possession of the Collateral; and (d) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale,



#489771 v4 - SEAENA Credit Agreement (V5) at any of Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower and each of its Subsidiaries agrees that, to the extent notice of sale shall be required by law, at least ten days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender and/or disclaim all warranties. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrower and each of the Guarantors shall remain liable for any deficiency. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed thereof, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each of Borrower and each of its Subsidiaries hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Lender shall not be required to proceed against any Collateral but may proceed against Borrower and any of the Guarantors directly.

         8.4 APPOINTMENT OF ATTORNEY-IN-FACT. Borrower and its Subsidiaries hereby constitute and appoint Lender as Borrower's and its Subsidiaries' attorney-in-fact with full authority in the place and stead of Borrower and its Subsidiaries and in the name of Borrower and its Subsidiaries, Lender or otherwise, from time to time in Lender's discretion while an Event of Default is continuing to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including:
(a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Lender as Borrower's and its Subsidiaries' attorney and Lender's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

         8.5 LIMITATION ON DUTY OF LENDER WITH RESPECT TO COLLATERAL. Beyond the safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.

         8.6 APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default, (a) each of Borrower and each of its Subsidiaries irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Lender from or on behalf of Borrower or any of its Subsidiaries, and each of Borrower and each of its Subsidiaries hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Lender may deem advisable notwithstanding any


#489771 v4 - SEAENA Credit Agreement (V5) previous entry by Lender upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees due and owing to Lender; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amounts of the Obligations outstanding; and fifth, to any other indebtedness or obligations of Borrower or any other Loan Party owing to Lender.

         8.7 LICENSE OF INTELLECTUAL PROPERTY. Borrower and its Subsidiaries hereby assign, transfer and convey to Lender, effective upon the occurrence, and during the continuance, of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by Borrower and its Subsidiaries together with any goodwill associated therewith, all to the extent necessary to enable Lender to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower and its Subsidiaries by Lender.


                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1 SET OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence, and during the continuance, of any Event of Default, Lender, each assignee of Lender's interest, and each participant is hereby authorized by Borrower and its Subsidiaries at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or its Subsidiaries (regardless of whether such balances are then due to Borrower) and any other property at any time held or owing by that Lender or assignee to or for the credit or for the account of Borrower or its Subsidiaries against and on account of any of the Obligations then outstanding; provided, that no participant shall exercise such right without the prior written consent of Lender.

                  Borrower and its Subsidiaries hereby agree, to the fullest extent permitted by law, that any Lender, assignee or participant may exercise its right of setoff with respect to amounts in excess of its pro rata share of the Obligations (or, in the case of a participant, in excess of its pro rata participation interest in the Obligations) and that such Lender, assignee or participant, as the case may be, shall be deemed to have purchased for cash in the amount of such excess, participations in each other Lender's or holder's share of the Obligations.

         9.2 ASSIGNMENT AND PARTICIPATIONS. (a) Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder; provided that any assignment shall be subject to the consent of Borrower, such consent not to be unreasonably withheld or delayed, provided, further, that no consent of Borrower shall be required (i) if a Default or an Event of Default exists and is continuing, or (ii) in the case of an assignment to an Affiliate of Lender. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignment. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the


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Loan Documents or any portion thereof or interest therein, including assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower or its Subsidiaries to any potential participant or assignee to effect the purposes of this Section 9.2(a).

                  (b) Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of any Note to any of the Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

         9.3 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made on the first Business Day after it is sent by nationally recognized courier service and deposited into such service's custody before the cut-off time for next day delivery and is designated for next day delivery, or five days after having been deposited and sent by certified mail return receipt requested, in either case addressed as follows, or to such address as may be hereafter notified in writing by the respective parties hereto:

                  Lender:           North Fork Bank
                                    275 Broad Hollow Road
                                    Melville, New York 11747
                                    Attention: Philip Davi

                  Borrower:         SEAENA, Inc.
                                    1181 Grier Dr. Ste B
                                    Las Vegas, Nevada  89119
                                    Attention: Doug Lee

                  with a copy to the attorney for Borrower:

                                    Snell & Wilmer, L.L.P.
                                    3800 Howard Hughes Parkway #1000
                                    Las Vegas, Nevada 89109
                                    Attention:  Stephen B. Yoken, Esq.

provided, however, that the failure of Lender to provide a copy of any notice to Borrower to said attorneys will not be deemed a failure of Lender to give such notice to Borrower or otherwise affect the effectiveness of such notice; and provided further that that any notice, request or demand to or upon Lender pursuant to Subsection 2.2 or 2.6 shall not be effective until received by Lender. Lender and Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; PROVIDED that approval of such procedures may be limited to particular notices or communications.

         9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's business or operations that would render the information in any exhibit attached hereto either inaccurate,


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incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

         9.5 REMEDIES CUMULATIVE; NO WAIVER. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.6 INDEMNITY; PAYMENT OF EXPENSES AND TAXES. Borrower agrees (a) to pay or reimburse Lender for all of its reasonable out-of-pocket costs and expenses incurred in connection with the syndication, development, preparation, execution, delivery and administration of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to Lender and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as Lender deems appropriate, (b) to pay or reimburse Lender for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel to Lender, (c) to pay, indemnify, and hold Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold Lender and its officers, directors, employees, affiliates, agents and controlling persons (each, an "INDEMNITEE") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), provided, that Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.6 shall be payable not later than ten Business Days after written demand therefor. Statements payable by Borrower pursuant to this Section
9.6 shall be submitted to Borrower as set forth in Section 9.3, or to such other Person or address as may be hereafter designated by Borrower in a written notice to Lender. The agreements in this Section 9.6 shall survive repayment of the Loans and all other amounts payable hereunder.


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         9.7      TERMINATION. The termination of this Agreement shall not
affect the security interests, liens, rights and indemnities granted to Lender hereunder and under the other Loan Documents or any rights of Borrower or Lender or any obligation of Borrower or Lender arising prior to the effective date of such termination, and the same shall continue in full force and effect and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full or Borrower has furnished Lender with an indemnification satisfactory to Lender with respect thereto. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and Borrower shall be liable to, and shall indemnify and hold Lender harmless for, the amount of such payment surrendered until Lender shall have been finally and irrevocably paid in full. The provisions of the immediately preceding sentence shall be and remain effective notwithstanding any contrary action that may have been taken by Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         9.8 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and any (permitted) successors and assigns of such parties. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

         9.9 AMENDMENTS. No amendment, modification or waiver of any provision of this Agreement or any of the Loan Documents and no consent by Lender to any departure herefrom or therefrom by Borrower shall be effective unless such amendment, modification or waiver shall be in writing and signed by Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on Borrower not required by the terms of this Agreement or any of the Loan Documents in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein or therein. No delay or omission on Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         9.10     ACKNOWLEDGEMENTS. Borrower hereby acknowledges that:

                  (a) Lender does not have any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Lenders and Borrower in connection herewith or therewith is solely that of debtor and creditor; and

                  (b) no joint venture, partnership, tenancy-in-common, or joint tenancy relationship is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between Borrower and Lender.

         9.11 HEADINGS. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.


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         9.12     CONSENTS, ETC. TO BE IN WRITING. Wherever, in this Agreement or any other Loan Document, reference is made to the agreement, approval, consent, decision, determination, election or request by a party or parties hereto or thereto, the same must be in writing unless this Agreement specifically states otherwise.

         9.13 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.14 ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. There are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.15 EXECUTION IN COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         9.16 LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         9.17 CONSTRUCTION. The parties hereto acknowledge that counsel of their respective choosing in connection with the negotiation, drafting and execution of the Loan Documents represented them and that such counsel and the parties themselves have carefully considered and negotiated the language of each of the Loan Documents, so none of the Loan Documents shall be subject to the principle of construing their meaning against the party that drafted same. Borrower acknowledges that, with respect to the Loan Documents and the transactions contemplated by each of them and by all of them together, Borrower has and will rely solely on its own judgment and advisors in entering into each of the Loan Documents and performing the obligations required by each of them to be performed by Borrower without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender.

         9.18 USA PATRIOT ACT. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), Lender may be required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with said Act.


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         9.19     GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         9.20     SUBMISSION TO JURISDICTION; WAIVERS.

                  (a) AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPREME COURT OF NEW YORK, COUNTY OF SUFFOLK, OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

                  (b) BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT ITS ADDRESS SET FORTH IN THIS AGREEMENTAND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

                  (c) Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against its by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

                  (d) Borrower hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding any special, exemplary, punitive or consequential damages.

         9.21 WAIVER OF JURY TRIAL. BORROWER AND LENDER WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. BORROWER AND LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO SUCH PARTY'S ENTERING INTO THIS


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AGREEMENT AND THAT THE OTHER PARTY IS RELYING UPON THE FOREGOING WAIVER IN ITS
FUTURE DEALINGS WITH THE WAIVING PARTY. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 SEAENA, INC.


                                 By: /s/ ROBERT J. MCDERMOTT
                                    --------------------------------------------
                                 Name:  Robert McDermott
                                 Title: Executive Vice President


                                 NORTH FORK BANK


                                 By: /s/ ROBERT J. MILAS
                                    --------------------------------------------
                                 Name:  Robert J. Milas
                                 Title: Vice President












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